UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  December 21, 2012

HydroDynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-53506

Nevada	20-4903071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2009 E. 30th Ave., Spokane, WA 99203

(Address of Principal Executive Offices, Including Zip Code)

(702) 722-9496

(Registrant’s Telephone Number, Including Area Code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

A board resolution authorized the corporate fiscal year end to be changed from June 30 to May 31 in the corporate Bylaws upon majority shareholder approval.  This was ratified by shareholders as part of the proxy related to our 2012 Annual meeting on December 21, 2012.  This change of the fiscal year end was effected on December 21, 2012, and we will file our transitional annual report on Form 10-K for the eleven months ended May 31, 2013.  Our next two quarterly reports on form 10-Q will still be submitted as before for the three months ended December 31, 2012 and March 31, 2013.

Item 5.07  Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Hydrodynex, Inc. (the “Company”) was held on December 21, 2012.  Matters submitted to the stockholders and voted upon at the meeting were; (1) election of four members to the Company’s Board of Directors, (2) ratification of the appointment of Li & Company, PC as the Company’s independent registered public accounting firm for the 2013 fiscal year end, (3) Ratification to amend the company year end from June 30 to May 31, and (4) to transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.  Each of the director candidates were elected to serve in such capacity until the next annual meeting of the stockholders, and the stockholders ratified the appointment of Li & Company, PC for the 2013 fiscal year.  Final voting results are shown below:

(1)  Election of Directors:

Director Name	Votes For	Votes Against	Withhold
Ronald Kunisaki	1,688,280 (73.4%)	0	0
Richard Kunisaki	1,688,280 (73.4%)	0	0
Jerod Edington	1,688,280 (73.4%)	0	0
Derek Grant	1,688,280 (73.4%)	0	0

(2)  Ratification of appointment of Li & Company, PC as the independent auditor:

Votes For	Votes Against	Abstains
1,688,280 (73.4%)	0	0

(3)  Ratification to amend the company year end from June 30 to May 31:

Votes For	Votes Against	Abstains
1,688,280 (73.4%)	0	0

(4)  To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof:

Votes For	Votes Against	Abstains
1,688,280 (73.4%)	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APD ANTIQUITIES, INC. (Registrant)

Date: January 2, 2013	By:	/s/ Ronald Kunisaki
Ronald Kunisaki President and CEO